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                                                                   Exhibit 10.28

                          RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement"), made as of this 5th day of September, 2000, between SBA Communications Corporation (the "Corporation"), and Thomas P. Hunt ("Participant").

                                  WITNESSETH:

     WHEREAS, Participant is an employee, director or consultant of the Corporation;

     WHEREAS, the Corporation has adopted the 1999 Equity Participation Plan (the "Plan") in order to provide its employees, directors and consultants with incentives to achieve long-term corporate objectives; and

     WHEREAS, the Corporation's Board of Directors has granted Stock Purchase Rights under the Plan to the Participant on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the payment of the purchase price set forth in paragraph 1 below and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Grant of Restricted Stock.
          -------------------------

     The Corporation hereby grants to Participant a total of Twenty Thousand (20,000) shares of the Class A common stock, $.01 par value per share, of the Corporation (the "Restricted Stock"), subject to the transfer restrictions and other conditions set forth in this Agreement. Participant shall pay to the Corporation the amount of $.05 per share for such Restricted Stock, in cash (the "Purchase Price"). At the time of issuance, such Restricted Shares shall be fully paid and nonaccessible and shall be registered under the Securities Act of 1933, as amended, and the Corporation shall use its reasonable best efforts to maintain an effective registration statement under the Securities Act covering such Restricted Stock.

     The Corporation shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of Participant promptly upon execution of this Agreement and the payment of the Purchase Price therefor, but the stock certificate or certificates shall be delivered to, and held in custody by, the Corporation until the applicable restrictions lapse at the times specified in Section 3 below. On or before the date of execution of this Agreement, Participant shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Stock, which will permit transfer to the Corporation of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Agreement.

     2.   Restrictions.
          ------------
     (a) Participant shall have all rights and privileges of a Stockholder of the Corporation with respect to the Restricted Stock, including voting rights and the right to receive dividends paid
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with respect to such shares, except that the following restrictions shall apply, until such time or times as restrictions lapse under Section 3 of this
Agreement:

          (i) Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Stock until the restrictions imposed by this Agreement have lapsed with respect to the applicable portion of Restricted Stock, at the times defined in Section 3;

          (ii) other than regular cash dividends and such other distributions as the Board of Directors may in its sole discretion designate, the Corporation will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;

          (iii) the Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Participant before these restrictions have lapsed pursuant to Section 3, except with the consent of the Corporation; and

          (iv) the Restricted Stock and Retained Distributions shall be subject to forfeiture upon termination of Participant's employment with the Corporation to the extent set forth in Section 6 below and upon the breach of any restrictions, terms or conditions of this Agreement.

     Once any portion of Participant's Restricted Stock award has become vested under Section 3, the newly vested shares shall no longer be subject to the preceding restrictions, and shall no longer be considered to be Restricted Stock.

     (b) Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

     3.   When Restrictions Lapse.
          -----------------------

     The Restricted Stock shall vest and the restrictions set forth in this Agreement shall lapse with respect to 33% of the Restricted Stock on September 20, 2001, and with respect to an additional 33% of the Restricted Stock on each successive September 20, thereafter (on a cumulative basis), provided that Participant is employed by the Corporation or a Subsidiary at the end of the applicable month. Notwithstanding the foregoing, in the event of an Acceleration Event (as such term is defined in that certain Incentive Stock Option Agreement of even date herewith), Participant's vesting in all of the Restricted Stock shall be immediately accelerated as to all of the Restricted Stock and the restrictions set forth in this Agreement shall immediately lapse as to all of the Restricted Stock.

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     4.   Issuance of Stock Certificates for Shares.
          -----------------------------------------

     The stock certificate or certificates representing the Restricted Stock shall be issued promptly following the execution of this Agreement, and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Corporation, to be held until the restrictions have lapsed under Section 3. Such stock certificate or certificates shall bear the following legend:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and SBA Communications Corporation. A copy of such Agreement is on file in the offices of, and will be made available for a proper purpose by, the Corporate Secretary of SBA Communications Corporation.

Once the restrictions imposed by this Agreement have lapsed with respect to any portion of the Restricted Stock, upon the written request of Participant, a stock certificate or certificates for such portion of the Restricted Stock shall be returned and exchanged for new stock certificates without the foregoing legend for the newly vested portion of the Restricted Stock. Upon the written request of Participant, the certificates representing the newly vested shares shall be delivered to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed on such shares by this Agreement have lapsed but not before Participant has made any tax payment to the Corporation or made other arrangements for tax withholding, as required by
Section 5. Once the restrictions imposed by this Agreement have lapsed with respect to all of the Restricted Stock, all certificates held by the Corporation representing the vested shares shall be delivered promptly to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution), provided that Participant has made any tax payment to the Corporation or made other arrangements for tax withholding, as required by Section 5.

     5.   Tax Withholding.
          ---------------

     Whenever the restrictions on Participant's rights to some or all of the Restricted Stock lapse under Section 3 of this Agreement, the Corporation shall notify Participant of the amount of tax which must be withheld by the Corporation under all applicable federal, state and local tax laws. Participant agrees to make arrangements with the Corporation to (a) remit a cash payment of the required amount to the Corporation, (b) to authorize the deduction of such amounts from Participant's compensation or (c) transfer to the Corporation shares of such Restricted Stock with a fair market value equal to the sums required to be withheld.

     6.   Forfeiture On Termination of Employment.
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     If the Participant's employment with the Corporation or Subsidiary is terminated for any reason, either by the Corporation or Participant, during the term of this Agreement, other than with respect to any Acceleration Event as contemplated by Section 3, any Restricted Stock remaining subject to the restrictions imposed by this Agreement shall be forfeited.

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     7.   Securities Laws.
          ---------------

     The Corporation may from time to time impose any conditions on the transfer of the Restricted Stock as it reasonably deems necessary or advisable to ensure that any transfers of the Restricted Stock granted hereunder will satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Stock until the Restricted Stock have been registered under the Securities Act of 1933 or the printing of legends on stock certificates.

     Participant hereby represents, warrants and agrees as follows, and acknowledges that the Corporation is relying on the same in issuing the Restricted Stock:

          A. No Representations. Participant is entering into this Agreement
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     solely on the basis of his own familiarity with the Corporation and all relevant factors about the Corporation's affairs, and the Corporation has made no express or implied representations, covenants or warranties to Participant with respect to such matters.

          B. Counsel. Participant has read this Agreement and has been advised
             -------
     or has had the opportunity to be advised by his own legal counsel as to the consequences of entering into this Agreement.

          C. Access. Participant has had access to all documents, records and
             ------
     books pertaining to the Corporation or in any way relevant to the purchase of the Restricted Stock and has the opportunity to ask questions of, and receive answers from, the Corporation and its officers and directors concerning the terms and conditions of the transactions contemplated by this Agreement.

          D. Sophistication. Participant has knowledge and experience in
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     financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Restricted Stock and has not utilized any other person to be his personal representative in connection with evaluating such merits and risks.

          E. Investment Intent. Participant is acquiring the Restricted Stock
             -----------------
     for his own account with investment intent and not with a view to the resale or distribution of all or any part of such shares.

          F. Restrictions. Participant agrees that the Corporation may impose
             ------------
     additional restrictions on the sale, pledge or other transfer of the Restricted Stock if, in the sole discretion of the Corporation and its counsel, such restrictions are necessary and desirable in order to achieve compliance with the provisions of Federal or state securities laws.

     8.   No Effect on Employment.
          -----------------------

     Neither this Agreement nor the Restricted Stock granted hereunder shall confer upon Participant any right to continued employment with the Corporation or any Subsidiary, and the parties agree that such matters and the Corporation's or such Subsidiary's right to terminate such

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employment are governed by that certain Employment Agreement of even date herewith while such Employment Agreement is in effect.

     9.   Miscellaneous.
          -------------

     (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

     (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

     (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law.

     (d) This Agreement and that certain Employment Agreement and Incentive Stock Option Agreement, each of even date herewith, constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein.

     (e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and of Participant and Participant's personal representatives.

     (f) If any civil action or other legal proceeding arising out of or related to this Agreement is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by attorney to the prevailing party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ATTEST:                             SBA COMMUNICATIONS CORPORATION


                                    By:
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Corporate Secretary                    Jeffrey A. Stoops, President

Witness:                            PARTICIPANT


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                                    THOMAS P. HUNT

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